UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 14, 2020
(Date of earliest event reported)

ALASKA AIR GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8957	91-1292054
(Commission File Number)	(IRS Employer Identification No.)

Title of each class	Name of each exchange on which registered	Ticker Symbol
Common stock, $0.01 par value	New York Stock Exchange	ALK

19300 International Boulevard	Seattle	Washington	98188
(Address of Principal Executive Offices)			(Zip Code)

(206) 392-5040
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This document is also available on our website at http://investor.alaskaair.com.

ITEM 7.01.  Regulation FD Disclosure

On April 14, 2020, Alaska Airlines and Horizon Air reached agreement in principle with the U.S. Treasury to participate in the Payroll Support Program (PSP) made available under the Coronavirus Aid, Relief and Economic Security Act (CARES Act). The PSP will provide Alaska and Horizon with a total of $992 million to support payroll expenses at the two carriers. The allocation was based on the carriers’ reported payroll expenditures during the period of April through September 2019, relative to that of other participants in the PSP. McGee Air Services separately applied for PSP funding, but has not yet received details on its application.

The PSP requires that support funds be utilized exclusively for costs of payroll and benefits, and that we refrain from involuntary furloughs of U.S.-based employees or reducing pay rates or benefits through September 30, 2020. It also requires that we maintain certain limitations on executive compensation through March 24, 2022, and suspend payment of dividends, and refrain from engaging in stock buybacks through September 30, 2021. Finally, we are required to continue to provide air service to markets served prior to the crisis, to the extent determined reasonable and practicable by the U.S. Department of Transportation.

Of the $992 million in funding to be disbursed under the PSP, $267 million will be in the form of a loan and must be paid back to the government. Additionally, the Treasury will receive the right to buy a relatively small number of non-voting shares of Alaska Air Group, at a price of at $31.61/share. The terms of this agreement in principle are subject to entry into definitive written agreements with the Treasury, which we expect will occur later this week.

The PSP funding is expected to cover about 70% of budgeted payroll costs through September 30, 2020.

We have also communicated to the Treasury our intent to apply for federal loans through a separate program authorized under the CARES Act.

As of April 14, 2020, Alaska Air Group had unrestricted cash and short-term investments of approximately $2.0 billion.

In accordance with General Instruction B.2 of Form 8-K, the information under this Item 7.01 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

ITEM 9.01  Financial Statements and Other Exhibits

(d) Exhibits.

104	Cover Page Interactive Data File - embedded within the Inline XBRL Document

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIR GROUP, INC.
Registrant

Date: April 15, 2020

/s/ CHRISTOPHER M. BERRY
Christopher M. Berry
Vice President Finance and Controller